EXHIBIT 99.1

February 22, 2024

EOG Resources Reports Fourth Quarter and Full-Year 2023 Results; Announces 2024 Capital Plan

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported fourth quarter and full-year 2023 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors.

Key Financial Results

In millions of USD, except per-share, per-Boe and ratio data

GAAP	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	FY 2023	FY 2022
Total Revenue	6,357	6,212	5,573	6,044	6,719	24,186	25,702
Net Income	1,988	2,030	1,553	2,023	2,277	7,594	7,759
Net Income Per Share	3.42	3.48	2.66	3.45	3.87	13.00	13.22
Net Cash Provided by Operating Activities	3,104	2,704	2,277	3,255	3,444	11,340	11,093
Total Expenditures	1,634	1,803	1,664	1,717	1,535	6,818	5,610
Current and Long-Term Debt	3,799	3,806	3,814	3,820	5,078	3,799	5,078
Cash and Cash Equivalents	5,278	5,326	4,764	5,018	5,972	5,278	5,972
Debt-to-Total Capitalization	11.9%	12.1%	12.7%	13.1%	17.0%	11.9%	17.0%
Cash Operating Costs ($/Boe)	10.52	10.19	10.03	10.59	10.82	10.33	10.52
General and Administrative Costs ($/Boe)	2.03	1.75	1.61	1.71	1.87	1.78	1.72
Non - GAAP							
Adjusted Net Income	1,783	2,007	1,457	1,578	1,941	6,825	8,080
Adjusted Net Income Per Share	3.07	3.44	2.49	2.69	3.30	11.69	13.76
CFO before Changes in Working Capital	2,989	3,038	2,563	2,559	3,091	11,149	12,252
Capital Expenditures	1,512	1,519	1,521	1,489	1,361	6,041	4,607
Free Cash Flow	1,477	1,519	1,042	1,070	1,730	5,108	7,645
Net Debt	(1,479)	(1,520)	(950)	(1,198)	(894)	(1,479)	(894)
Net Debt-to-Total Capitalization	(5.6%)	(5.8%)	(3.8%)	(4.9%)	(3.7%)	(5.6%)	(3.7%)
Cash Operating Costs ($/Boe)[1]	10.52	10.19	10.03	10.59	10.82	10.33	10.47
General and Administrative Costs ($/Boe)[1]	2.03	1.75	1.61	1.71	1.87	1.78	1.67

Fourth Quarter Highlights

- Earned adjusted net income of $1.8 billion, or $3.07 per share
- Generated $1.5 billion of free cash flow
- Declared regular quarterly dividend of $0.91 per share and repurchased $300 million of shares
- Volumes and per-unit operating costs beat guidance midpoints
- Entered into a 10-year Brent-linked gas sales agreement starting in January 2027

Full-Year 2023 Highlights and 2024 Capital Plan

- Generated $5.1 billion of free cash flow and returned $4.4 billion to shareholders
- Delivered oil and total volumes on target and reduced per-unit cash operating costs and DD&A
- Announced $6.2 billion capital plan to grow oil production 3% and total production 7%

4Q23 Press Release 1

Fourth Quarter and Full-Year 2023 Highlights

Volumes and Capital Expenditures

	4Q 2023	4Q 2023 Guidance Midpoint	3Q 2023	2Q 2023	1Q 2023	4Q 2022	FY 2023	FY 2022
Wellhead Volumes								
Crude Oil and Condensate (MBod)	485.2	483.5	483.3	476.6	457.7	465.6	475.8	461.3
Natural Gas Liquids (MBbld)	235.8	234.0	231.1	215.7	212.2	189.0	223.8	197.7
Natural Gas (MMcfd)	1,831	1,785	1,704	1,668	1,639	1,527	1,711	1,495
Total Crude Oil Equivalent (MBoed)	**1,026.2**	**1,015.0**	**998.5**	**970.3**	**943.0**	**909.1**	**984.8**	**908.2**
Capital Expenditures ($MM)	**1,512**	**1,500**	**1,519**	**1,521**	**1,489**	**1,361**	**6,041**	**4,607**

From Ezra Yacob, Chairman and Chief Executive Officer

"EOG continues to deliver on its value proposition as demonstrated by our strong execution in 2023. Oil and total volumes were on target, capital expenditures on budget, and we further lowered operating costs. Each of the teams working across our multi-basin portfolio championed the EOG culture and played an important role in delivering another successful year.

"The ability to manage investment and pace of activity at the appropriate level for each of our plays was critical to our success in 2023. We lowered the overall cost basis of the company by balancing activity between foundational assets and emerging plays. Progress across our portfolio, including continued improvement in Delaware Basin productivity, successful delineation results in the Utica play, and advancements across several exploration areas, provides opportunity for further improvement going forward.

"EOG's operating results drove our financial performance. EOG earned strong return on capital, while generating $5.1 billion of free cash flow. Cash return to shareholders of $4.4 billion was well above our prior minimum 60% commitment and continues to be anchored by our sustainable, growing regular dividend. The financial strength of the company, including our cash flow generation capacity and our industry-leading balance sheet, allowed us to increase our regular dividend 10% and go-forward cash return commitment to a minimum 70% of annual free cash flow.

"EOG's business has never been better, and our financial position has never been stronger. Our 2024 plan demonstrates our consistent focus on improving the cost structure of our company. The depth of resource across our multi-basin portfolio of premium assets provides long-term visibility for high returns and strong free cash flow generation. Our confidence in EOG's ability to compete across sectors, create value for our shareholders, and be part of the long-term energy solution has never been higher."

4Q23 Press Release 2

Fourth Quarter 2023 Financial Performance

Earnings per Share 4Q 2023 vs 3Q 2023

GAAP

$3.48
($0.28)
$0.08
($0.05)
$0.34
($0.15)
$3.42
3Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
4Q EPS

Adjusted Non-GAAP

$3.44
($0.28)
$0.08
($0.05)
($0.01)
($0.11)
$3.07
3Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
4Q EPS

Prices
- Crude oil and NGL prices decreased, partially offset by an increase in natural gas prices from 3Q

Volumes
- Oil production of 485,200 Bopd was above the guidance midpoint and up from 3Q
- NGL production was above the guidance midpoint and up 2% from 3Q
- Natural gas production was above the high end of the guidance range and up 7% from 3Q
- Total company equivalent production increased 3% from 3Q

Per-Unit Costs
- Gathering & processing, G&A, and DD&A expenses increased in 4Q compared with 3Q, while LOE and transportation costs decreased

Hedges
- Mark-to-market hedge gains increased GAAP earnings per share in 4Q compared with 3Q
- Cash received to settle hedges decreased from 3Q, lowering adjusted non-GAAP earnings per share

Change in Cash 4Q 2023 vs 3Q 2023
$Billions

5.3
3.0
(1.5)
(1.3)
(0.3)
0.1
5.3
$1.5 Bn Free Cash Flow
Cash at 9/30/23
CFO
Capex
Dividends
Share Buybacks
Working Capital & Other
Cash at 12/31/23

Free Cash Flow
- Cash flow from operations before changes in working capital was $3.0 billion
- EOG incurred $1.5 billion of capital expenditures
- This resulted in $1.5 billion of free cash flow

Cash Return and Working Capital
- Paid $479 million in regular dividends
- Paid $866 million in special dividends
- Repurchased $300 million of stock
- Changes in working capital and other items accounted for approximately $100 million of the increase in cash

4Q23 Press Release 3

Full-Year 2023 Financial Performance

Earnings per Share 2023 vs 2022

GAAP

$13.22
($9.81)
$0.86
$0.56
$6.45
$1.72
$13.00
2022 EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
2023 EPS

Adjusted Non-GAAP

$13.76
($9.81)
$0.87
$0.53
$4.55
$1.79
$11.69
2022 EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
2023 EPS

Prices

- Crude oil prices decreased 19%
- NGL prices decreased 37%
- Natural gas prices decreased 60%

Volumes

- Crude oil production increased 3% to 475,800 Bopd
- NGL production increased 13%
- Natural gas production increased 14%
- Total company equivalent production increased 8%

Per-Unit Costs

- DD&A, transportation costs, and gathering & processing costs decreased in 2023, partially offset by higher LOE and G&A

Hedges

- Lower commodity prices in 2023 were partially offset by net mark-to-market hedge gains and lower net cash payments to settle hedges than 2022

Change in Cash 2023 vs 2022

$Billions

6.0
11.1
(6.0)
(3.4)
(1.0)
(1.3)
(0.1)
5.3
$5.1 Bn Free Cash Flow
Cash at 12/31/22
CFO
Capex
Dividends
Share Buybacks
Debt Maturity
Working Capital & Other
Cash at 12/31/23

Free Cash Flow

- Cash flow from operations before changes in working capital was $11.1 billion
- EOG incurred $6.0 billion of capital expenditures
- This resulted in $5.1 billion of free cash flow

Cash Return and Working Capital

- Paid $1.9 billion in regular dividends
- Paid $1.5 billion in special dividends
- Repurchased $971 million of stock
- Repaid $1.25 billion of debt upon maturity

4Q23 Press Release 4

Fourth Quarter 2023 Operating Performance; Cash Return

Cash Operating Costs

$ per Boe

10.82
10.59
10.03
10.19
10.65
10.52
G&A
G&P
Trans
LOE
1.87
1.71
1.61
1.75
1.90
2.03
1.89
1.87
1.81
1.81
1.90
1.89
2.83
2.78
2.67
2.61
2.65
2.60
4.23
4.23
3.94
4.02
4.20
4.00
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023 Guidance Midpoint
4Q 2023

Depreciation, Depletion and Amortization

$ per Boe

10.50
9.40
9.81
9.78
10.00
9.85
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023 Guidance Midpoint
4Q 2023

Lease and Well

- QoQ: Generally flat
- Guidance Midpoint: Lower primarily due to water handling costs and workovers

Transportation

- QoQ: Generally flat
- Guidance Midpoint: Lower primarily due to natural gas transportation

Gathering and Processing

- QoQ: Increased primarily due to fuel costs
- Guidance Midpoint: Generally flat

General and Administrative

- QoQ: Increased primarily due to professional fees and employee-related expenses
- Guidance Midpoint: Higher primarily due to professional fees and employee-related expenses

Depreciation, Depletion and Amortization

- QoQ: Increased primarily due to well mix
- Guidance Midpoint: Lower primarily due to the addition of lower cost reserves

Regular Dividend and Fourth Quarter Share Repurchases

The Board of Directors today declared a dividend of $0.91 per share on EOG's common stock. The dividend will be payable April 30, 2024, to stockholders of record as of April 16, 2024. The indicated annual rate is $3.64 per share.

During the fourth quarter, the company repurchased 2.4 million shares for $300 million under its share repurchase authorization, at an average purchase price of $123 per share.

For full-year 2023, the company repurchased 8.6 million shares for $971 million under its share repurchase authorization, at an average purchase price of $112 per share. EOG has $4.0 billion remaining on its current repurchase authorization.

4Q23 Press Release 5

2023 Reserves

Finding and Development Cost

Excluding Price Revisions, $ per Boe

GAAP
10.00
8.64
7.67
6.08
5.80
8.05
2018
2019
2020
2021
2022
2023

Adjusted Non-GAAP
9.10
8.02
6.69
5.57
5.13
7.20
2018
2019
2020
2021
2022
2023

Finding and Development Cost

Finding and development cost, excluding price revisions, increased in 2023 to $7.20 per Boe, due to lower year-over-year revisions other than price and cost inflation. Proved developed finding cost, excluding price revisions, was $10.50 per Boe (GAAP) and $9.35 per Boe (Non-GAAP) in 2023.

For the 36th consecutive year, internal reserves estimates were within five percent of estimates independently prepared by DeGolyer and MacNaughton.

2023 Reserve Replacement

Proved Reserves, MMBoe

4,238
(361)
607
(15)
139
(110)
4,498
202% Replacement Ratio
Beg 2023
Production
Ext & Disc
Acq & Divest
OTP Revision
Price Revision
End 2023

Reserve Replacement

Total proved reserves increased 6% in 2023. Extensions and discoveries added 607 MMBoe of proved reserves in 2023. Revisions other than price increased proved reserves by 139 MMBoe. Net proved reserve additions from all sources, excluding price revisions, replaced 202% of 2023 total production.

4Q23 Press Release 6

2024 Capital Program and Brent-Linked Gas Sales Agreement

$6.2 Bn
Capital Program
69%
9%
8%
7%
4%
2%
1%
Domestic – 600 Net Completions
Gathering, Processing, & Other
Facilities
Strategic Infrastructure
International
Environmental Projects
Exploration

All-In Investment
Strategic Infrastructure
Environmental
Facilities
Gathering, Processing, and Other
Direct Investment
Domestic
International
Exploration
$6.0 Bn
$6.2 Bn
$0.2
$0.4
$5.8
$5.8
<$0.1
$0.1
$1.0
$1.1
$4.7
$4.6
2023
2024 Plan

2024 Capital Program

Total expenditures for 2024 are expected to range from $6.0 to $6.4 billion, including exploration and development drilling, facilities, leasehold acquisitions, capitalized interest, dry hole costs, and other property, plant and equipment, and excluding property acquisitions, asset retirement costs and non-cash exchanges and transactions. The capital program also excludes certain exploration costs incurred as operating expenses.

The disciplined capital program allocates approximately $4.3 billion to drill and complete 600 net wells in EOG's domestic premium areas. Strong capital efficiency delivers 3% oil volume growth and 7% total volume growth, for ~$100 million lower year-over-year total direct investment in drilling and completion activity. The plan is anchored by steady year-over-year activity levels across most of EOG's premium plays, with a step up in activity in the Ohio Utica play.

The capital program also funds investment in environmental and infrastructure projects, including approximately $400 million in strategic infrastructure projects associated with EOG's Delaware Basin and Dorado assets. These projects are expected to provide several long-term benefits to the company, including margin improvement through higher price realizations and lower operating costs.

Brent-Linked Gas Sales Agreement

EOG entered into a 10-year Brent-linked gas sales agreement. Starting in January 2027, the company will have sales volumes of 140K MMBtu per day linked to Brent crude oil prices with an additional 40K MMBtu per day linked to Brent crude oil prices or a US Gulf Coast gas index. This latest agreement complements existing agreements in providing additional pricing diversification for gas volumes sourced across several basins within EOG's multi-basin portfolio.

4Q23 Press Release 7

Fourth Quarter 2023 Results vs Guidance

(Unaudited)

See "Endnotes" below for related discussion and definitions.

	4Q 2023	4Q 2023 Guidance Midpoint	Variance	3Q 2023	2Q 2023	1Q 2023	4Q 2022
Crude Oil and Condensate Volumes (MBod)							
United States	484.6	483.1	1.5	482.8	476.0	457.1	465.1
Trinidad	0.6	0.4	0.2	0.5	0.6	0.6	0.5
Other International	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total	485.2	483.5	1.7	483.3	476.6	457.7	465.6
Natural Gas Liquids Volumes (MBbld)							
Total	235.8	234.0	1.8	231.1	215.7	212.2	189.0
Natural Gas Volumes (MMcfd)							
United States	1,653	1,615	38	1,562	1,513	1,475	1,378
Trinidad	178	170	8	142	155	164	149
Other International	0	0	0	0	0	0	0
Total	1,831	1,785	46	1,704	1,668	1,639	1,527
Total Crude Oil Equivalent Volumes (MBoed)	1,026.2	1,015.0	11.2	998.5	970.3	943.0	909.1
Total MMBoe	94.4	93.4	1.0	91.9	88.3	84.9	83.6
Benchmark Price							
Oil (WTI) ($/Bbl)	78.33			82.18	73.75	76.11	82.63
Natural Gas (HH) ($/Mcf)	2.87			2.55	2.09	3.43	6.27
Crude Oil and Condensate - above (below) WTI[3] ($/Bbl)							
United States	2.28	2.00	0.28	1.43	1.23	1.16	3.05
Trinidad	(9.12)	(11.25)	2.13	(10.80)	(8.87)	(7.13)	(7.42)
Natural Gas Liquids - Realizations as % of WTI							
Total	28.5%	27.0%	1.5%	28.7%	28.3%	33.7%	34.6%
Natural Gas - above (below) NYMEX Henry Hub[4] ($/Mcf)							
United States	(0.15)	0.15	(0.30)	0.04	(0.02)	0.04	(0.15)
Natural Gas Realizations[5] ($/Mcf)							
Trinidad	3.81	3.48	0.33	3.41	3.45	3.87	3.97
Total Expenditures (GAAP) ($MM)	1,634			1,803	1,664	1,717	1,535
Capital Expenditures (non-GAAP) ($MM)	1,512	1,500	12	1,519	1,521	1,489	1,361
Operating Unit Costs ($/Boe)							
Lease and Well	4.00	4.20	(0.20)	4.02	3.94	4.23	4.23
Transportation Costs	2.60	2.65	(0.05)	2.61	2.67	2.78	2.83
Gathering and Processing	1.89	1.90	(0.01)	1.81	1.81	1.87	1.89
General and Administrative (GAAP)	2.03	1.90	0.13	1.75	1.61	1.71	1.87
General and Administrative (non-GAAP)[1]	2.03	1.90	0.13	1.75	1.61	1.71	1.87
Cash Operating Costs (GAAP)	10.52	10.65	(0.13)	10.19	10.03	10.59	10.82
Cash Operating Costs (non-GAAP)	10.52	10.65	(0.13)	10.19	10.03	10.59	10.82
Depreciation, Depletion and Amortization	9.85	10.00	(0.15)	9.78	9.81	9.40	10.50
Expenses ($MM)							
Exploration and Dry Hole	41	45	(4)	43	47	51	48
Impairment (GAAP)	79			54	35	34	142
Impairment (excluding certain impairments (non-GAAP))[6]	60	100	(40)	31	35	34	111
Capitalized Interest	9	10	(1)	8	8	8	11
Net Interest	35	34	1	36	35	42	42
TOTI (% of Wellhead Revenue) (GAAP)	6.6%	7.5%	(0.9%)	7.4%	7.8%	7.8%	7.8%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]	6.6%	7.5%	(0.9%)	7.4%	7.8%	7.8%	7.8%
Income Taxes							
Effective Rate	21.6%	21.5%	0.1%	21.1%	21.9%	22.0%	20.4%
Current Tax Expense ($MM)	352	330	22	486	241	338	409

4Q23 Press Release 8

First Quarter and Full-Year 2024 Guidance[7]

(Unaudited)

See "Endnotes" below for related discussion and definitions.

	1Q 2024 Guidance Range	1Q 2024 Midpoint	FY 2024 Guidance Range	FY 2024 Midpoint	2023 Actual	2022 Actual	2021 Actual
Crude Oil and Condensate Volumes (MBod)							
United States	483.0 - 489.0	486.0	485.0 - 490.0	487.5	475.2	460.7	443.4
Trinidad	0.1 - 0.5	0.3	0.5 - 1.5	1.0	0.6	0.6	1.5
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	0.0	0.1
Total	483.1 - 489.5	486.3	485.5 - 491.5	488.5	475.8	461.3	445.0
Natural Gas Liquids Volumes (MBbld)							
Total	223.0 - 233.0	228.0	220.0 - 250.0	235.0	223.8	197.7	144.5
Natural Gas Volumes (MMcfd)							
United States	1,625 - 1,675	1,650	1,630 - 1,830	1,730	1,551	1,315	1,210
Trinidad	170 - 200	185	210 - 240	225	160	180	217
Other International	0 - 0	0	0 - 0	0	0	0	9
Total	1,795 - 1,875	1,835	1,840 - 2,070	1,955	1,711	1,495	1,436
Crude Oil Equivalent Volumes (MBoed)							
United States	976.8 - 1,001.2	989.0	976.7 - 1,045.0	1,010.9	957.5	877.5	789.6
Trinidad	28.4 - 33.8	31.1	35.5 - 41.5	38.5	27.3	30.7	37.7
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	0.0	1.6
Total	1,005.2 - 1,035.0	1,020.1	1,012.2 - 1,086.5	1,049.4	984.8	908.2	828.9
Benchmark Price							
Oil (WTI) ($/Bbl)					77.61	94.23	67.96
Natural Gas (HH) ($/Mcf)					2.74	6.64	3.85
Crude Oil and Condensate - above (below) WTI[3] ($/Bbl)							
United States	0.75 - 2.25	1.50	0.40 - 2.40	1.40	1.57	2.99	0.58
Trinidad	(10.10) - (8.60)	(9.35)	(11.40) - (9.40)	(10.40)	(9.03)	(8.07)	(11.70)
Natural Gas Liquids - Realizations as % of WTI							
Total	27.0% - 37.0%	32.0%	26.0% - 36.0%	31.0%	29.7%	39.0%	50.5%
Natural Gas - above (below) NYMEX Henry Hub[4] ($/Mcf)							
United States	(0.45) - 0.25	(0.10)	(1.30) - 0.80	(0.25)	(0.04)	0.63	1.03
Natural Gas Realizations[5] ($/Mcf)							
Trinidad	3.10 - 3.80	3.45	3.00 - 4.00	3.50	3.65	4.43	3.40
Total Expenditures (GAAP) ($MM)					6,818	5,610	4,255
Capital Expenditures[8] (non-GAAP) ($MM)	1,650 - 1,750	1,700	6,000 - 6,400	6,200	6,041	4,607	3,755
Operating Unit Costs ($/Boe)							
Lease and Well	3.95 - 4.45	4.20	3.80 - 4.50	4.15	4.05	4.02	3.75
Transportation Costs	2.50 - 2.80	2.65	2.45 - 2.85	2.65	2.66	2.91	2.85
Gathering and Processing	1.85 - 2.05	1.95	1.85 - 2.15	2.00	1.84	1.87	1.85
General and Administrative (GAAP)	1.70 - 2.00	1.85	1.70 - 1.95	1.83	1.78	1.72	1.69
General and Administrative (non-GAAP)[1]					1.78	1.67	1.69
Cash Operating Costs (GAAP)	10.00 - 11.30	10.65	9.80 - 11.45	10.63	10.33	10.52	10.14
Cash Operating Costs (non-GAAP)					10.33	10.47	10.14
Depreciation, Depletion and Amortization	10.90 - 11.90	11.40	10.00 - 11.00	10.50	9.72	10.69	12.07
Expenses ($MM)							
Exploration and Dry Hole	30 - 70	50	175 - 225	200	182	204	225
Impairment (GAAP)					202	382	376
Impairment (excluding certain impairments (non-GAAP))[6]	30 - 110	70	160 - 240	200	160	269	361
Capitalized Interest	7 - 11	9	39 - 43	41	33	36	33
Net Interest	33 - 37	35	131 - 135	133	148	179	178
TOTI (% of Wellhead Revenue) (GAAP)	7.0% - 9.0%	8.0%	7.0% - 9.0%	8.0%	7.4%	7.0%	6.8%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]					7.4%	7.5%	6.8%
Income Taxes							
Effective Rate	20.0% - 25.0%	22.5%	20.0% - 25.0%	22.5%	21.6%	21.7%	21.4%
Current Tax Expense ($MM)	270 - 370	320	1,060 - 1,460	1,260	1,415	2,208	1,393

4Q23 Press Release 9

Fourth Quarter and Full-Year 2023 Results Webcast
Friday, February 23, 2024, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

Investor Contacts
Pearce Hammond 713-571-4684
Neel Panchal 713-571-4884
Shelby O'Connor 713-571-4560

Media Contact
Kimberly Ehmer 713-571-4676

Endnotes

1) Third quarter 2022 TOTI (% of Wellhead Revenue) (non-GAAP) and General and Administrative Costs (non-GAAP) exclude a state severance tax refund and related consulting fees, respectively, as reflected in the accompanying Adjusted Net Income (Loss) reconciliation schedule.
2) Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions (for GAAP earnings per share only), other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.
3) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
4) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the NYMEX Last Day Settle price for each of the applicable months.
5) The third quarter and full-year 2022 realized natural gas price for Trinidad includes a one-time pricing adjustment of $3.37/Mcf and $0.76/Mcf, respectively, for prior-period production following a contract amendment with the National Gas Company of Trinidad and Tobago Limited (NGC).
6) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total impairment costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG's control (versus, for example, impairments that are due to EOG's proved oil and gas properties not being as productive as it originally estimated).
7) The forecast items for the first quarter and full year 2024 set forth above for EOG are based on currently available information and expectations as of the date of this press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with this press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
8) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs, Non-Cash Exchanges and Transactions and exploration costs incurred as operating expenses.

4Q23 Press Release 10

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
CAGR	Compound annual growth rate
Capex	Capital expenditures
CFO	Cash flow provided by operating activities before changes in working capital
CO2e	Carbon dioxide equivalent
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
G&A	General and administrative expense
G&P	Gathering and processing expense
GHG	Greenhouse gas
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
NYMEX	U.S. New York Mercantile Exchange
OTP	Other than price
QoQ	Quarter over quarter
TOTI	Taxes other than income
Trans	Transportation expense
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

4Q23 Press Release 11

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, operating costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future financial or operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control drilling, completion and operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, pay and/or increase regular and/or special dividends or repurchase shares are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion and operating costs and capital expenditures related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the success of EOG's cost-mitigation initiatives and actions in offsetting the impact of inflationary pressures on EOG's operating costs and capital expenditures;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, and enhanced regulatory focus on prevention and disclosure requirements relating to cyber incidents;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, liquefaction and export facilities;
- the availability, cost, terms and timing of issuance or execution of mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
- the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax and emissions-related legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil, NGLs and natural gas; laws and regulations with respect to financial derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- the impact of climate change-related policies and initiatives at the corporate and/or investor community levels and other potential developments related to climate change, such as (but not limited to) changes in consumer and industrial/commercial behavior, preferences and attitudes with respect to the generation and consumption of energy; increased availability of, and increased consumer and industrial/commercial demand for, competing energy sources (including alternative energy sources); technological advances with respect to the generation, transmission, storage and consumption of energy; alternative fuel requirements; energy conservation measures and emissions-related legislation; decreased demand for, and availability of, services and facilities related to the exploration for, and production of, crude oil, NGLs and natural gas; and negative perceptions of the oil and gas industry and, in turn, reputational risks associated with the exploration for, and production of, crude oil, NGLs and natural gas;
- continuing political and social concerns relating to climate change and the greater potential for shareholder activism, governmental inquiries and enforcement actions and litigation and the resulting expenses and potential disruption to EOG's day-to-day operations;
- the extent to which EOG is able to successfully and economically develop, implement and carry out its emissions and other ESG-related initiatives and achieve its related targets, ambitions and initiatives;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, identify and resolve existing and potential issues with respect to such properties and accurately estimate reserves, production, drilling, completion and operating costs and capital expenditures with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties;
- the availability and cost of, and competition in the oil and gas exploration and production industry for, employees, labor and other personnel, facilities, equipment, materials (such as water, sand, fuel and tubulars) and services;

4Q23 Press Release 12

- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, liquefaction, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;
- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
- the duration and economic and financial impact of epidemics, pandemics or other public health issues;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflicts), including in the areas in which EOG operates;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
- acts of war and terrorism and responses to these acts; and
- the other factors described under ITEM 1A, Risk Factors of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Historical Non-GAAP Financial Measures:
Reconciliation schedules and definitions for the historical non-GAAP financial measures included or referenced herein as well as related discussion can be found on the EOG website at www.eogresources.com.

Cautionary Notice Regarding Forward-Looking Non-GAAP Financial Measures:
In addition, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow, cash flow provided by operating activities before changes in working capital and return on capital employed, and certain related estimates regarding future performance, commodity prices and operating and financial results. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future changes in working capital and future impairments. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures without unreasonable efforts. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG’s forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG’s actual results may differ materially from such measures and estimates.

Oil and Gas Reserves:
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include “potential” reserves, “resource potential” and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and any updates to such disclosure set forth in EOG’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K), available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

4Q23 Press Release 13

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Operating Revenues and Other
Crude Oil and Condensate	3,889	4,699	4,109	3,670	16,367	3,182	3,252	3,717	3,597	13,748
Natural Gas Liquids	681	777	693	497	2,648	490	409	501	484	1,884
Natural Gas	716	1,000	1,235	830	3,781	517	334	417	476	1,744
Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts, Net	(2,820)	(1,377)	(18)	233	(3,982)	376	101	43	298	818
Gathering, Processing and Marketing	1,469	2,169	1,561	1,497	6,696	1,390	1,465	1,478	1,473	5,806
Gains (Losses) on Asset Dispositions, Net	25	97	(21)	(27)	74	69	(9)	35	—	95
Other, Net	23	42	34	19	118	20	21	21	29	91
Total	3,983	7,407	7,593	6,719	25,702	6,044	5,573	6,212	6,357	24,186

Operating Expenses
Lease and Well	318	324	335	354	1,331	359	348	369	378	1,454
Transportation Costs	228	244	257	237	966	236	236	240	245	957
Gathering and Processing Costs	144	152	167	158	621	159	160	166	178	663
Exploration Costs	45	35	35	44	159	50	47	43	41	181
Dry Hole Costs	3	20	18	4	45	1	—	—	—	1
Impairments	55	91	94	142	382	34	35	54	79	202
Marketing Costs	1,283	2,127	1,621	1,504	6,535	1,361	1,456	1,383	1,509	5,709
Depreciation, Depletion and Amortization	847	911	906	878	3,542	798	866	898	930	3,492
General and Administrative	124	128	162	156	570	145	142	161	192	640
Taxes Other Than Income	390	472	334	389	1,585	329	313	341	301	1,284
Total	3,437	4,504	3,929	3,866	15,736	3,472	3,603	3,655	3,853	14,583

Operating Income	546	2,903	3,664	2,853	9,966	2,572	1,970	2,557	2,504	9,603
Other Income (Expense), Net	(1)	27	40	48	114	65	51	52	66	234
Income Before Interest Expense and Income Taxes	545	2,930	3,704	2,901	10,080	2,637	2,021	2,609	2,570	9,837
Interest Expense, Net	48	48	41	42	179	42	35	36	35	148
Income Before Income Taxes	497	2,882	3,663	2,859	9,901	2,595	1,986	2,573	2,535	9,689
Income Tax Provision	107	644	809	582	2,142	572	433	543	547	2,095
Net Income	390	2,238	2,854	2,277	7,759	2,023	1,553	2,030	1,988	7,594

Dividends Declared per Common Share	1.7500	2.5500	2.2500	2.3250	8.8750	1.8250	0.8250	0.8250	2.4100	5.8850
Net Income Per Share
Basic	0.67	3.84	4.90	3.90	13.31	3.46	2.68	3.51	3.43	13.07
Diluted	0.67	3.81	4.86	3.87	13.22	3.45	2.66	3.48	3.42	13.00
Average Number of Common Shares
Basic	582	583	583	584	583	584	580	579	579	581
Diluted	586	588	587	588	587	587	584	583	581	584

Wellhead Volumes and Prices
(Unaudited)
	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Crude Oil and Condensate Volumes (MBbld) (A)
United States	449.4	463.5	464.6	465.1	460.7	457.1	476.0	482.8	484.6	475.2
Trinidad	0.7	0.6	0.5	0.5	0.6	0.6	0.6	0.5	0.6	0.6
Total	450.1	464.1	465.1	465.6	461.3	457.7	476.6	483.3	485.2	475.8

Average Crude Oil and Condensate Prices ($/Bbl) (B)
United States	$96.02	$111.26	$96.05	$85.68	$97.22	$77.27	$74.98	$83.61	80.61	$79.18
Trinidad	83.82	98.29	84.98	75.21	86.16	68.98	64.88	71.38	69.21	68.58
Composite	96.00	111.25	96.04	85.67	97.21	77.26	74.97	83.60	80.60	79.17

Natural Gas Liquids Volumes (MBbld) (A)
United States	190.3	201.9	209.3	189.0	197.7	212.2	215.7	231.1	235.8	223.8
Total	190.3	201.9	209.3	189.0	197.7	212.2	215.7	231.1	235.8	223.8

Average Natural Gas Liquids Prices ($/Bbl) (B)
United States	$39.77	$42.28	$36.02	$28.55	$36.70	$25.67	$20.85	$23.56	22.29	$23.07
Composite	39.77	42.28	36.02	28.55	36.70	25.67	20.85	23.56	22.29	23.07

Natural Gas Volumes (MMcfd) (A)
United States	1,249	1,324	1,306	1,378	1,315	1,475	1,513	1,562	1,653	1,551
Trinidad	209	204	163	149	180	164	155	142	178	160
Total	1,458	1,528	1,469	1,527	1,495	1,639	1,668	1,704	1,831	1,711

Average Natural Gas Prices ($/Mcf) (B)
United States	$5.81	$7.77	$9.35	$6.12	$7.27	$3.47	$2.07	$2.59	2.72	$2.70
Trinidad (D)	3.36	3.42	7.45	3.97	4.43	3.87	3.45	3.41	3.81	3.65
Composite	5.46	7.19	9.14	5.91	6.93	3.51	2.20	2.66	2.82	2.79

Crude Oil Equivalent Volumes (MBoed) (C)
United States	847.8	886.1	891.6	883.8	877.5	915.0	943.8	974.2	995.8	957.5
Trinidad	35.5	34.6	27.6	25.3	30.7	28.0	26.5	24.3	30.4	27.3
Total	883.3	920.7	919.2	909.1	908.2	943.0	970.3	998.5	1,026.2	984.8

Total MMBoe (C)	79.5	83.8	84.6	83.6	331.5	84.9	88.3	91.9	94.4	359.4

(A)Thousand barrels per day or million cubic feet per day, as applicable.
(B)Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Consolidated Financial Statements in EOG's Annual Report on Form 10-K for the year ended December 31, 2023).
(C)Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.
(D)Includes positive revenue adjustment of $0.76 per Mcf ($0.09 per Mcf of EOG's composite wellhead natural gas price) for the twelve months ended December 31, 2022, related to a price adjustment per a provision of the natural gas sales contract with the National Gas Company of Trinidad and Tobago Limited and its subsidiary amended in July 2022 for natural gas sales during the period from September 2020 through June 2022.

Balance Sheets
In millions of USD (Unaudited)
	2022				2023
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
Current Assets
Cash and Cash Equivalents	4,009	3,073	5,272	5,972	5,018	4,764	5,326	5,278
Accounts Receivable, Net	3,213	3,735	3,343	2,774	2,455	2,263	2,927	2,716
Inventories	586	739	872	1,058	1,131	1,355	1,379	1,275
Assets from Price Risk Management Activities	—	1	—	—	—	—	—	106
Income Taxes Receivable	—	—	93	97	—	1	—	—
Other	671	605	621	574	580	523	626	560
Total	8,479	8,153	10,201	10,475	9,184	8,906	10,258	9,935

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	65,408	66,098	67,065	67,322	67,907	69,178	70,730	72,090
Other Property, Plant and Equipment	4,801	4,862	4,659	4,786	5,101	5,282	5,355	5,497
Total Property, Plant and Equipment	70,209	70,960	71,724	72,108	73,008	74,460	76,085	77,587
Less: Accumulated Depreciation, Depletion and Amortization	(41,747)	(42,113)	(42,623)	(42,679)	(42,785)	(43,550)	(44,362)	(45,290)
Total Property, Plant and Equipment, Net	28,462	28,847	29,101	29,429	30,223	30,910	31,723	32,297
Deferred Income Taxes	13	12	18	33	31	33	33	42
Other Assets	1,143	1,127	1,167	1,434	1,587	1,638	1,633	1,583
Total Assets	38,097	38,139	40,487	41,371	41,025	41,487	43,647	43,857

Current Liabilities
Accounts Payable	2,660	2,896	2,718	2,532	2,438	2,205	2,464	2,437
Accrued Taxes Payable	1,130	594	542	405	637	425	605	466
Dividends Payable	436	437	437	482	482	478	478	526
Liabilities from Price Risk Management Activities	260	79	243	169	31	22	22	—
Current Portion of Long-Term Debt	1,283	1,282	1,282	1,283	33	34	34	34
Current Portion of Operating Lease Liabilities	223	216	235	296	354	335	337	325
Other	272	264	289	346	253	232	285	286
Total	6,264	5,768	5,746	5,513	4,228	3,731	4,225	4,074

Long-Term Debt	3,816	3,809	3,802	3,795	3,787	3,780	3,772	3,765
Other Liabilities	2,191	2,067	2,573	2,574	2,620	2,581	2,698	2,526
Deferred Income Taxes	4,286	4,183	4,517	4,710	4,943	5,138	5,194	5,402
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par	206	206	206	206	206	206	206	206
Additional Paid in Capital	6,095	6,128	6,155	6,187	6,219	6,257	6,133	6,166
Accumulated Other Comprehensive Loss	(13)	(12)	(6)	(8)	(8)	(9)	(7)	(9)
Retained Earnings	15,283	16,028	17,563	18,472	19,423	20,497	22,047	22,634
Common Stock Held in Treasury	(31)	(38)	(69)	(78)	(393)	(694)	(621)	(907)
Total Stockholders' Equity	21,540	22,312	23,849	24,779	25,447	26,257	27,758	28,090
Total Liabilities and Stockholders' Equity	38,097	38,139	40,487	41,371	41,025	41,487	43,647	43,857

Cash Flow Statements
In millions of USD (Unaudited)
	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	390	2,238	2,854	2,277	7,759	2,023	1,553	2,030	1,988	7,594
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	847	911	906	878	3,542	798	866	898	930	3,492
Impairments	55	91	94	142	382	34	35	54	79	202
Stock-Based Compensation Expenses	35	30	34	34	133	34	35	57	51	177
Deferred Income Taxes	(465)	(102)	327	179	(61)	234	194	56	199	683
(Gains) Losses on Asset Dispositions, Net	(25)	(97)	21	27	(74)	(69)	9	(35)	—	(95)
Other, Net	6	(16)	(5)	15	—	4	2	(1)	22	27
Dry Hole Costs	3	20	18	4	45	1	—	—	—	1
Mark-to-Market Financial Commodity Derivative Contracts (Gains) Losses, Net	2,820	1,377	18	(233)	3,982	(376)	(101)	(43)	(298)	(818)
Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	(296)	(2,114)	(847)	(244)	(3,501)	(123)	(30)	23	18	(112)
Other, Net	2	19	12	12	45	(1)	—	(1)	—	(2)
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(878)	(522)	392	661	(347)	338	137	(714)	201	(38)
Inventories	(14)	(157)	(140)	(223)	(534)	(77)	(226)	(28)	100	(231)
Accounts Payable	130	259	(88)	(211)	90	(77)	(231)	238	(49)	(119)
Accrued Taxes Payable	613	(536)	(53)	(137)	(113)	232	(212)	180	(139)	61
Other Assets	(213)	71	(129)	(93)	(364)	52	43	(92)	36	39
Other Liabilities	(2,250)	433	1,269	282	(266)	193	(47)	54	(16)	184
Changes in Components of Working Capital Associated with Investing Activities	68	143	90	74	375	35	250	28	(18)	295
Net Cash Provided by Operating Activities	828	2,048	4,773	3,444	11,093	3,255	2,277	2,704	3,104	11,340
Investing Cash Flows
Additions to Oil and Gas Properties	(939)	(1,349)	(1,102)	(1,229)	(4,619)	(1,305)	(1,341)	(1,379)	(1,360)	(5,385)
Additions to Other Property, Plant and Equipment	(70)	(75)	(103)	(133)	(381)	(319)	(180)	(139)	(162)	(800)
Proceeds from Sales of Assets	121	110	79	39	349	92	29	14	5	140
Other Investing Activities	—	(30)	—	—	(30)	—	—	—	—	—
Changes in Components of Working Capital Associated with Investing Activities	(68)	(143)	(90)	(74)	(375)	(35)	(250)	(28)	18	(295)
Net Cash Used in Investing Activities	(956)	(1,487)	(1,216)	(1,397)	(5,056)	(1,567)	(1,742)	(1,532)	(1,499)	(6,340)
Financing Cash Flows
Long-Term Debt Repayments	—	—	—	—	—	(1,250)	—	—	—	(1,250)
Dividends Paid	(1,023)	(1,486)	(1,312)	(1,327)	(5,148)	(1,067)	(480)	(494)	(1,345)	(3,386)
Treasury Stock Purchased	(43)	(15)	(37)	(23)	(118)	(317)	(302)	(109)	(310)	(1,038)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	4	13	—	11	28	—	9	1	10	20
Debt Issuance Costs	—	—	—	—	—	—	(8)	—	—	(8)
Repayment of Finance Lease Liabilities	(10)	(9)	(8)	(8)	(35)	(8)	(8)	(8)	(8)	(32)
Net Cash Used in Financing Activities	(1,072)	(1,497)	(1,357)	(1,347)	(5,273)	(2,642)	(789)	(610)	(1,653)	(5,694)
Effect of Exchange Rate Changes on Cash	—	—	(1)	—	(1)	—	—	—	—	—
Increase (Decrease) in Cash and Cash Equivalents	(1,200)	(936)	2,199	700	763	(954)	(254)	562	(48)	(694)
Cash and Cash Equivalents at Beginning of Period	5,209	4,009	3,073	5,272	5,209	5,972	5,018	4,764	5,326	5,972
Cash and Cash Equivalents at End of Period	4,009	3,073	5,272	5,972	5,972	5,018	4,764	5,326	5,278	5,278

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Cash Flow from Operations Before Changes in Working Capital, Free Cash Flow, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial performance with the financial performance of other companies in the industry and (ii) analyzing EOG’s financial performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Direct ATROR

The calculation of EOG's direct after-tax rate of return (ATROR) is based on EOG’s net estimated recoverable reserves for a particular well(s) or play, the estimated net present value of the future net cash flows from such reserves (for which EOG utilizes certain assumptions regarding future commodity prices and operating costs) and EOG's direct net costs incurred in drilling or acquiring such well(s). As such, EOG's direct ATROR for a particular well(s) or play cannot be calculated from EOG’s consolidated financial statements.

Adjusted Net Income (Loss)
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of financial commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets)), and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	4Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,535	(547)	1,988	3.42
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(298)	64	(234)	(0.40)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	18	(4)	14	0.02
Less: Losses on Asset Dispositions, Net	—	—	—	—
Add: Certain Impairments	19	(4)	15	0.03
Adjustments to Net Income	(261)	56	(205)	(0.35)

Adjusted Net Income (Non-GAAP)	2,274	(491)	1,783	3.07

Average Number of Common Shares (Non-GAAP)
Basic				579
Diluted				581

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2023, such amount was $18 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	3Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,573	(543)	2,030	3.48
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(43)	9	(34)	(0.06)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	23	(5)	18	0.03
Less: Gains on Asset Dispositions, Net	(35)	7	(28)	(0.05)
Add: Certain Impairments	23	(2)	21	0.04
Adjustments to Net Income	(32)	9	(23)	(0.04)

Adjusted Net Income (Non-GAAP)	2,541	(534)	2,007	3.44

Average Number of Common Shares (Non-GAAP)
Basic				579
Diluted				583

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended September 30, 2023, such amount was $23 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	1,986	(433)	1,553	2.66
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(101)	22	(79)	(0.14)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(30)	6	(24)	(0.04)
Add: Losses on Asset Dispositions, Net	9	(2)	7	0.01
Adjustments to Net Income	(122)	26	(96)	(0.17)

Adjusted Net Income (Non-GAAP)	1,864	(407)	1,457	2.49

Average Number of Common Shares (Non-GAAP)
Basic				580
Diluted				584

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended June 30, 2023, such amount was $30 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	1Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,595	(572)	2,023	3.45
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(376)	81	(295)	(0.51)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(123)	27	(96)	(0.16)
Less: Gains on Asset Dispositions, Net	(69)	15	(54)	(0.09)
Adjustments to Net Income	(568)	123	(445)	(0.76)

Adjusted Net Income (Non-GAAP)	2,027	(449)	1,578	2.69

Average Number of Common Shares (Non-GAAP)
Basic				584
Diluted				587

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended March 31, 2023, such amount was $123 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	4Q 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,859	(582)	2,277	3.87
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(233)	57	(176)	(0.31)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(244)	48	(196)	(0.33)
Add: Losses on Asset Dispositions, Net	27	(6)	21	0.04
Add: Certain Impairments	31	(16)	15	0.03
Adjustments to Net Income	(419)	83	(336)	(0.57)

Adjusted Net Income (Non-GAAP)	2,440	(499)	1,941	3.30

Average Number of Common Shares (Non-GAAP)
Basic				584
Diluted				588

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2022, such amount was $244 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	9,689	(2,095)	7,594	13.00
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(818)	176	(642)	(1.09)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(112)	24	(88)	(0.15)
Less: Gains on Asset Dispositions, Net	(95)	20	(75)	(0.13)
Add: Certain Impairments	42	(6)	36	0.06
Adjustments to Net Income	(983)	214	(769)	(1.31)

Adjusted Net Income (Non-GAAP)	8,706	(1,881)	6,825	11.69

Average Number of Common Shares (Non-GAAP)
Basic				581
Diluted				584

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2023, such amount was $112 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	9,901	(2,142)	7,759	13.22
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts, Net	3,982	(858)	3,124	5.32
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(3,501)	755	(2,746)	(4.68)
Less: Gains on Asset Dispositions, Net	(74)	17	(57)	(0.10)
Add: Certain Impairments	113	(31)	82	0.14
Less: Severance Tax Refund	(115)	25	(90)	(0.15)
Add: Severance Tax Consulting Fees	16	(3)	13	0.02
Less: Interest on Severance Tax Refund	(7)	2	(5)	(0.01)
Adjustments to Net Income	414	(93)	321	0.54

Adjusted Net Income (Non-GAAP)	10,315	(2,235)	8,080	13.76

Average Number of Common Shares (Non-GAAP)
Basic				583
Diluted				587

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2022, such amount was $3,501 million, of which $1,391 million was related to the early termination of certain contracts.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

3Q 2023 Net Income per Share (GAAP)		3.48

Realized Price
4Q 2023 Composite Average Wellhead Revenue per Boe	48.27
Less: 3Q 2023 Composite Average Wellhead Revenue per Boe	(50.46)
Subtotal	(2.19)
Multiplied by: 4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	94.4
Total Change in Revenue	(207)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	46
Change in Net Income	(161)
Change in Diluted Earnings per Share		(0.28)

Wellhead Volumes
4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	94.4
Less: 3Q 2023 Crude Oil Equivalent Volumes (MMBoe)	(91.9)
Subtotal	2.5
Multiplied by: 4Q 2023 Composite Average Margin per Boe (GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	23.07
Change in Margin	58
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(13)
Change in Net Income	45
Change in Diluted Earnings per Share		0.08

Certain Operating Costs per Boe
3Q 2023 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	19.97
Less: 4Q 2023 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	(20.37)
Subtotal	(0.40)
Multiplied by: 4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	94.4
Change in Before-Tax Net Income	(38)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	8
Change in Net Income	(30)
Change in Diluted Earnings per Share		(0.05)

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts, Net
4Q 2023 Net Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts	298
Less: Income Tax Benefit (Provision)	(64)
After Tax - (a)	234
Less: 3Q 2023 Net Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts	43
Less: Income Tax Benefit (Provision)	(9)
After Tax - (b)	34
Change in Net Income - (a) - (b)	200
Change in Diluted Earnings per Share		0.34

Other (1)		(0.15)

4Q 2023 Net Income per Share (GAAP)		3.42

4Q 2023 Average Number of Common Shares (GAAP) - Diluted	581

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

FY 2022 Net Income per Share (GAAP)		13.22

Realized Price
FY 2023 Composite Average Wellhead Revenue per Boe	48.34
Less: FY 2022 Composite Average Wellhead Revenue per Boe	(68.77)
Subtotal	(20.43)
Multiplied by: FY 2023 Crude Oil Equivalent Volumes (MMBoe)	359.4
Total Change in Revenue	(7,343)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	1,615
Change in Net Income	(5,728)
Change in Diluted Earnings per Share		(9.81)

Wellhead Volumes
FY 2023 Crude Oil Equivalent Volumes (MMBoe)	359.4
Less: FY 2022 Crude Oil Equivalent Volumes (MMBoe)	(331.5)
Subtotal	27.9
Multiplied by: FY 2023 Composite Average Margin per Boe (GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	23.24
Change in Margin	648
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(143)
Change in Net Income	505
Change in Diluted Earnings per Share		0.86

Certain Operating Costs per Boe
FY 2022 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	21.21
Less: FY 2023 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	(20.05)
Subtotal	1.16
Multiplied by: FY 2023 Crude Oil Equivalent Volumes (MMBoe)	359.4
Change in Before-Tax Net Income	417
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(92)
Change in Net Income	325
Change in Diluted Earnings per Share		0.56

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts, Net
FY 2023 Net Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts	818
Less: Income Tax Benefit (Provision)	(176)
After Tax - (a)	642
Less: FY 2022 Net Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	(3,982)
Less: Income Tax Benefit (Provision)	858
After Tax - (b)	(3,124)
Change in Net Income - (a) - (b)	3,766
Change in Diluted Earnings per Share		6.45

Other (1)		1.72

FY 2023 Net Income per Share (GAAP)		13.00

FY 2023 Average Number of Common Shares (GAAP) - Diluted	584

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

3Q 2023 Adjusted Net Income per Share (Non-GAAP)		3.44

Realized Price
4Q 2023 Composite Average Wellhead Revenue per Boe	48.27
Less: 3Q 2023 Composite Average Wellhead Revenue per Boe	(50.46)
Subtotal	(2.19)
Multiplied by: 4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	94.4
Total Change in Revenue	(207)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	46
Change in Net Income	(161)
Change in Diluted Earnings per Share		(0.28)

Wellhead Volumes
4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	94.4
Less: 3Q 2023 Crude Oil Equivalent Volumes (MMBoe)	(91.9)
Subtotal	2.5
Multiplied by: 4Q 2023 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	23.27
Change in Margin	58
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(13)
Change in Net Income	45
Change in Diluted Earnings per Share		0.08

Certain Operating Costs per Boe
3Q 2023 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	19.97
Less: 4Q 2023 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	(20.37)
Subtotal	(0.40)
Multiplied by: 4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	94.4
Change in Before-Tax Net Income	(38)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	8
Change in Net Income	(30)
Change in Diluted Earnings per Share		(0.05)

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
4Q 2023 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	18
Less: Income Tax Benefit (Provision)	(4)
After Tax - (a)	14
3Q 2023 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	23
Less: Income Tax Benefit (Provision)	(5)
After Tax - (b)	18
Change in Net Income - (a) - (b)	(4)
Change in Diluted Earnings per Share		(0.01)

Other (1)		(0.11)

4Q 2023 Adjusted Net Income per Share (Non-GAAP)		3.07

4Q 2023 Average Number of Common Shares (Non-GAAP) - Diluted	581

(1)Includes gathering, processing and marketing revenue, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

FY 2022 Adjusted Net Income per Share (Non-GAAP)		13.76

Realized Price
FY 2023 Composite Average Wellhead Revenue per Boe	48.34
Less: FY 2022 Composite Average Wellhead Revenue per Boe	(68.77)
Subtotal	(20.43)
Multiplied by: FY 2023 Crude Oil Equivalent Volumes (MMBoe)	359.4
Total Change in Revenue	(7,343)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	1,615
Change in Net Income	(5,728)
Change in Diluted Earnings per Share		(9.81)

Wellhead Volumes
FY 2023 Crude Oil Equivalent Volumes (MMBoe)	359.4
Less: FY 2022 Crude Oil Equivalent Volumes (MMBoe)	(331.5)
Subtotal	27.9
Multiplied by: FY 2023 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	23.36
Change in Margin	652
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(143)
Change in Net Income	509
Change in Diluted Earnings per Share		0.87

Certain Operating Costs per Boe
FY 2022 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	21.16
Less: FY 2023 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	(20.05)
Subtotal	1.11
Multiplied by: FY 2023 Crude Oil Equivalent Volumes (MMBoe)	359.4
Change in Before-Tax Net Income	399
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(88)
Change in Net Income	311
Change in Diluted Earnings per Share		0.53

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
FY 2023 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(112)
Less: Income Tax Benefit (Provision)	24
After Tax - (a)	(88)
FY 2022 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(3,501)
Less: Income Tax Benefit (Provision)	755
After Tax - (b)	(2,746)
Change in Net Income - (a) - (b)	2,658
Change in Diluted Earnings per Share		4.55

Other (1)		1.79

FY 2023 Adjusted Net Income per Share (Non-GAAP)		11.69

FY 2023 Average Number of Common Shares (Non-GAAP) - Diluted	584

(1)Includes gathering, processing and marketing revenue, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Cash Flow from Operations and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Cash Flow from Operations Before Changes in Working Capital (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Cash Flow from Operations Before Changes in Working Capital (Non-GAAP) (see below reconciliation) for such period less the total capital expenditures (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry.

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net Cash Provided by Operating Activities (GAAP)	828	2,048	4,773	3,444	11,093	3,255	2,277	2,704	3,104	11,340

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	878	522	(392)	(661)	347	(338)	(137)	714	(201)	38
Inventories	14	157	140	223	534	77	226	28	(100)	231
Accounts Payable	(130)	(259)	88	211	(90)	77	231	(238)	49	119
Accrued Taxes Payable	(613)	536	53	137	113	(232)	212	(180)	139	(61)
Other Assets	213	(71)	129	93	364	(52)	(43)	92	(36)	(39)
Other Liabilities	2,250	(433)	(1,269)	(282)	266	(193)	47	(54)	16	(184)
Changes in Components of Working Capital Associated with Investing Activities	(68)	(143)	(90)	(74)	(375)	(35)	(250)	(28)	18	(295)
Cash Flow from Operations Before Changes in Working Capital (Non-GAAP)	3,372	2,357	3,432	3,091	12,252	2,559	2,563	3,038	2,989	11,149

Cash Flow from Operations Before Changes in Working Capital (Non-GAAP)	3,372	2,357	3,432	3,091	12,252	2,559	2,563	3,038	2,989	11,149
Less:
Total Capital Expenditures (Non-GAAP) (a)	(1,009)	(1,071)	(1,166)	(1,361)	(4,607)	(1,489)	(1,521)	(1,519)	(1,512)	(6,041)
Free Cash Flow (Non-GAAP)	2,363	1,286	2,266	1,730	7,645	1,070	1,042	1,519	1,477	5,108

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Total Expenditures (GAAP)	1,144	1,521	1,410	1,535	5,610	1,717	1,664	1,803	1,634	6,818
Less:
Asset Retirement Costs	(27)	(43)	(139)	(89)	(298)	(10)	(26)	(191)	(30)	(257)
Non-Cash Acquisition Costs of Unproved Properties	(58)	(21)	(28)	(20)	(127)	(31)	(28)	(1)	(39)	(99)
Non-Cash Development Drilling	—	—	—	—	—	—	(35)	(50)	(5)	(90)
Acquisition Costs of Proved Properties	(5)	(351)	(42)	(21)	(419)	(4)	(6)	1	(7)	(16)
Acquisition Costs of Other Property, Plant and Equipment	—	—	—	—	—	(133)	(1)	—	—	(134)
Exploration Costs	(45)	(35)	(35)	(44)	(159)	(50)	(47)	(43)	(41)	(181)
Total Capital Expenditures (Non-GAAP)	1,009	1,071	1,166	1,361	4,607	1,489	1,521	1,519	1,512	6,041

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Total Stockholders' Equity - (a)	28,090	27,758	26,257	25,447	24,779

Current and Long-Term Debt (GAAP) - (b)	3,799	3,806	3,814	3,820	5,078
Less: Cash	(5,278)	(5,326)	(4,764)	(5,018)	(5,972)
Net Debt (Non-GAAP) - (c)	(1,479)	(1,520)	(950)	(1,198)	(894)

Total Capitalization (GAAP) - (a) + (b)	31,889	31,564	30,071	29,267	29,857

Total Capitalization (Non-GAAP) - (a) + (c)	26,611	26,238	25,307	24,249	23,885

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	11.9%	12.1%	12.7%	13.1%	17.0%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	-5.6%	-5.8%	-3.8%	-4.9%	-3.7%

Proved Reserves and Reserve Replacement Data
(Unaudited)

2023 Net Proved Reserves Reconciliation Summary	United States	Trinidad	Other International	Total
Crude Oil and Condensate (MMBbl)
Beginning Reserves	1,659	2	—	1,661
Revisions	56	—	—	56
Purchases in Place	1	—	—	1
Extensions, Discoveries and Other Additions	219	—	—	219
Sales in Place	(7)	—	—	(7)
Production	(174)	—	—	(174)
Ending Reserves	1,754	2	—	1,756

Natural Gas Liquids (MMBbl)
Beginning Reserves	1,145	—	—	1,145
Revisions	26	—	—	26
Purchases in Place	1	—	—	1
Extensions, Discoveries and Other Additions	169	—	—	169
Sales in Place	(5)	—	—	(5)
Production	(82)	—	—	(82)
Ending Reserves	1,254	—	—	1,254

Natural Gas (Bcf)
Beginning Reserves	8,273	318	—	8,591
Revisions	(327)	12	—	(315)
Purchases in Place	3	—	—	3
Extensions, Discoveries and Other Additions	1,287	29	—	1,316
Sales in Place	(28)	—	—	(28)
Production	(578)	(59)	—	(637)
Ending Reserves	8,630	300	—	8,930

Oil Equivalents (MMBoe)
Beginning Reserves	4,183	55	—	4,238
Revisions	28	1	—	29
Purchases in Place	2	—	—	2
Extensions, Discoveries and Other Additions	602	5	—	607
Sales in Place	(17)	—	—	(17)
Production	(351)	(10)	—	(361)
Ending Reserves	4,447	51	—	4,498

Net Proved Developed Reserves (MMBoe)
At December 31, 2022	2,162	23	—	2,185
At December 31, 2023	2,322	27	—	2,349

2023 Exploration and Development Expenditures ($ Millions)

Acquisition Cost of Unproved Properties	207	—	—	207
Exploration Costs	370	53	14	437
Development Costs	4,987	114	—	5,101
Total Drilling	5,564	167	14	5,745
Acquisition Cost of Proved Properties	16	—	—	16
Asset Retirement Costs	241	3	13	257
Total Exploration and Development Expenditures	5,821	170	27	6,018
Gathering, Processing and Other	799	1	—	800
Total Expenditures	6,620	171	27	6,818
Proceeds from Sales in Place	(70)	(70)	—	(140)
Net Expenditures	6,550	101	27	6,678

Reserve Replacement Costs ($ / Boe) *
All-in Total, Net of Revisions	8.26	27.17	—	8.44
All-in Total, Excluding Revisions Due to Price	7.03	27.17	—	7.20

Reserve Replacement *
Drilling Only	172%	50%	0%	168%
All-in Total, Net of Revisions and Dispositions	175%	60%	0%	172%
All-in Total, Excluding Revisions Due to Price	207%	60%	0%	202%
All-in Total, Liquids	180%	0%	0%	180%

* See following reconciliation schedule for calculation methodology

Reserve Replacement Cost Data
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2023	United States	Trinidad	Other International	Total

Total Costs Incurred in Exploration and Development Activities (GAAP)	5,821	170	27	6,018
Less: Asset Retirement Costs	(241)	(3)	(13)	(257)
Non-Cash Acquisition Costs of Unproved Properties	(99)	—	—	(99)
Total Acquisition Costs of Proved Properties	(16)	—	—	(16)
Non-Cash Development Drilling	(90)	—	—	(90)
Exploration Expenses	(166)	(4)	(11)	(181)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	5,209	163	3	5,375

Total Costs Incurred in Exploration and Development Activities (GAAP)	5,821	170	27	6,018
Less: Asset Retirement Costs	(241)	(3)	(13)	(257)
Non-Cash Acquisition Costs of Unproved Properties	(99)	—	—	(99)
Non-Cash Acquisition Costs of Proved Properties	(6)	—	—	(6)
Non-Cash Development Drilling	(90)	—	—	(90)
Exploration Expenses	(166)	(4)	(11)	(181)
Total Exploration and Development Expenditures (Non-GAAP) - (b)	5,219	163	3	5,385

Total Expenditures (GAAP)	6,620	171	27	6,818
Less: Asset Retirement Costs	(241)	(3)	(13)	(257)
Non-Cash Acquisition Costs of Unproved Properties	(99)	—	—	(99)
Non-Cash Acquisition Costs of Proved Properties	(6)	—	—	(6)
Non-Cash Development Drilling	(90)	—	—	(90)
Exploration Expenses	(166)	(4)	(11)	(181)
Total Cash Expenditures (Non-GAAP)	6,018	164	3	6,185

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	(110)	—	—	(110)
Revisions Other Than Price	138	1	—	139
Purchases in Place	2	—	—	2
Extensions, Discoveries and Other Additions - (d)	602	5	—	607
Total Proved Reserve Additions - (e)	632	6	—	638
Sales in Place	(17)	—	—	(17)
Net Proved Reserve Additions From All Sources - (f)	615	6	—	621

Production - (g)	351	10	—	361

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / d)	8.65	32.60	—	8.86
All-in Total, Net of Revisions - (b / e)	8.26	27.17	—	8.44
All-in Total, Excluding Revisions Due to Price - (b / (e - c))	7.03	27.17	—	7.20

Reserve Replacement
Drilling Only - (d / g)	172%	50%	0%	168%
All-in Total, Net of Revisions and Dispositions - (f / g)	175%	60%	0%	172%
All-in Total, Excluding Revisions Due to Price - ((f - c) / g)	207%	60%	0%	202%

Reserve Replacement Cost Data (Continued)
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2023	United States	Trinidad	Other International	Total

Net Proved Reserve Additions From All Sources - Liquids (MMBbl)
Revisions	82	—	—	82
Purchases in Place	2	—	—	2
Extensions, Discoveries and Other Additions - (h)	388	—	—	388
Total Proved Reserve Additions	472	—	—	472
Sales in Place	(12)	—	—	(12)
Net Proved Reserve Additions From All Sources - (i)	460	—	—	460

Production - (j)	256	—	—	256

Reserve Replacement - Liquids
Drilling Only - (h / j)	152%	0%	0%	152%
All-in Total, Net of Revisions and Dispositions - (i / j)	180%	0%	0%	180%

Reserve Replacement Cost Data (Continued)
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2023

Proved Developed Reserve Replacement Costs ($ / Boe)	Total
Total Costs Incurred in Exploration and Development Activities (GAAP) - (k)	6,018
Less: Asset Retirement Costs	(257)
Acquisition Costs of Unproved Properties	(207)
Acquisition Costs of Proved Properties	(16)
Exploration Expenses	(181)
Drillbit Exploration and Development Expenditures (Non-GAAP) - (l)	5,357

Total Proved Reserves - Extensions, Discoveries and Other Additions (MMBoe)	607
Add: Conversion of Proved Undeveloped Reserves to Proved Developed	360
Less: Proved Undeveloped Extensions and Discoveries	(516)
Proved Developed Reserves - Extensions and Discoveries (MMBoe)	451

Total Proved Reserves - Revisions (MMBoe)	29
Less: Proved Undeveloped Reserves - Revisions	51
Proved Developed - Revisions Due to Price	42
Proved Developed Reserves - Revisions Other Than Price (MMBoe)	122

Proved Developed Reserves - Extensions and Discoveries Plus Revisions Other Than Price (MMBoe) - (m)	573

Proved Developed Reserve Replacement Costs Excluding Revisions Due to Price ($ / Boe) (GAAP) - (k / m)	10.50

Proved Developed Reserve Replacement Costs Excluding Revisions Due to Price ($ / Boe) (Non-GAAP) - (l / m)	9.35

Reserve Replacement Cost Data
In millions of USD, except reserves and ratio data (Unaudited)

The following table reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) and Total Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Reserve Replacement Costs per Boe. There are numerous ways that industry participants present Reserve Replacement Costs, including “Drilling Only” and “All-In”, which reflect total exploration and development expenditures divided by total net proved reserve additions from extensions and discoveries only, or from all sources. Combined with Reserve Replacement, these statistics (and the non-GAAP measures used in calculating such statistics) provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics (and the non-GAAP measures used in calculating such statistics) are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in exploration and development expenditures. In addition, to further the comparability of the results of EOG’s current-year capital investment program with those of EOG’s peer companies and other companies in the industry, EOG now deducts Exploration Expenses, as illustrated below, in calculating Total Exploration and Development Expenditures for Drilling Only (Non-GAAP), Total Exploration and Development Expenditures (Non-GAAP), Total Cash Expenditures (Non-GAAP), Drillbit Exploration and Development Expenditures (Non-GAAP) and the related Reserve Replacement Costs metrics. Accordingly, Total Exploration and Development Expenditures for Drilling Only (Non-GAAP), Total Exploration and Development Expenditures (Non-GAAP), Total Cash Expenditures (Non-GAAP), Drillbit Exploration and Development Expenditures (Non-GAAP) and the related Reserve Replacement Costs metrics, in each case for fiscal year 2023 and 2022, have been calculated on such basis, and the calculations for each of the prior periods shown have been revised and conformed.

	2023	2022	2021

Total Costs Incurred in Exploration and Development Activities (GAAP)	6,018	5,229	3,969
Less: Asset Retirement Costs	(257)	(298)	(127)
Non-Cash Acquisition Costs of Unproved Properties	(99)	(127)	(45)
Total Acquisition Costs of Proved Properties	(16)	(419)	(100)
Non-Cash Development Drilling	(90)	—	—
Exploration Expenses	(181)	(159)	(154)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	5,375	4,226	3,543

Total Costs Incurred in Exploration and Development Activities (GAAP) - (b)	6,018	5,229	3,969
Less: Asset Retirement Costs	(257)	(298)	(127)
Non-Cash Acquisition Costs of Unproved Properties	(99)	(127)	(45)
Non-Cash Acquisition Costs of Proved Properties	(6)	(26)	(5)
Non-Cash Development Drilling	(90)	—	—
Exploration Expenses	(181)	(159)	(154)
Total Exploration and Development Expenditures (Non-GAAP) - (c)	5,385	4,619	3,638

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (d)	(110)	11	194
Revisions Other Than Price	139	325	(308)
Purchases in Place	2	16	9
Extensions, Discoveries and Other Additions - (e)	607	560	952
Total Proved Reserve Additions - (f)	638	912	847
Sales in Place	(17)	(88)	(11)
Net Proved Reserve Additions From All Sources	621	824	836

Production	361	333	309

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / e)	8.86	7.55	3.72
All-in Total, Net of Revisions - (c / f)	8.44	5.06	4.30
All-in Total, Excluding Revisions Due to Price (GAAP) - (b / ( f - d))	8.05	5.80	6.08
All-in Total, Excluding Revisions Due to Price (Non-GAAP) - (c / ( f - d))	7.20	5.13	5.57

Reserve Replacement Cost Data (Continued)
In millions of USD, except reserves and ratio data (Unaudited)

	2020	2019	2018

Total Costs Incurred in Exploration and Development Activities (GAAP)	3,718	6,628	6,420
Less: Asset Retirement Costs	(117)	(186)	(70)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)
Total Acquisition Costs of Proved Properties	(135)	(380)	(124)
Exploration Expenses	(146)	(140)	(149)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	3,123	5,824	5,786

Total Costs Incurred in Exploration and Development Activities (GAAP) - (b)	3,718	6,628	6,420
Less: Asset Retirement Costs	(117)	(186)	(70)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)
Non-Cash Acquisition Costs of Proved Properties	(15)	(52)	(71)
Exploration Expenses	(146)	(140)	(149)
Total Exploration and Development Expenditures (Non-GAAP) - (c)	3,243	6,152	5,839

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (d)	(278)	(60)	35
Revisions Other Than Price	(89)	—	(40)
Purchases in Place	10	17	12
Extensions, Discoveries and Other Additions - (e)	564	750	670
Total Proved Reserve Additions - (f)	207	707	677
Sales in Place	(31)	(5)	(11)
Net Proved Reserve Additions From All Sources	176	702	666

Production	285	301	265

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / e)	5.54	7.77	8.64
All-in Total, Net of Revisions - (c / f)	15.67	8.70	8.62
All-in Total, Excluding Revisions Due to Price (GAAP) - (b / ( f - d))	7.67	8.64	10.00
All-in Total, Excluding Revisions Due to Price (Non-GAAP) - (c / ( f - d))	6.69	8.02	9.10

Definitions
$/Boe	U.S. Dollars per barrel of oil equivalent
MMBoe	Million barrels of oil equivalent